Nektar Therapeutics Reports Financial Results for the Third Quarter of 2013

SAN FRANCISCO, Nov. 7, 2013 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the third quarter ended September 30, 2013.

Cash and investments in marketable securities at September 30, 2013 were $208.6 million as compared to $302.2 million at December 31, 2012.

"Nektar continues to have a very productive year achieving significant milestones with both our partnered programs and proprietary pipeline," said Howard W. Robin, President and Chief Executive Officer of Nektar. "For naloxegol, the MAA in Europe and NDS in Canada are now accepted for filing and the NDA in the U.S. was submitted for filing in mid-September. Naloxegol could be the first once-daily oral peripheral opioid antagonist approved to treat opioid-induced constipation. BAX 855, Baxter's longer-acting PEGylated Factor VIII therapy, which is in Phase 3, remains on track for a 2014 BLA filing. Finally, while I am disappointed that the results from the Phase 2 efficacy study for NKTR-181 were confounded by an unusual placebo response, we are working with our advisors and the FDA to design an optimal Phase 3 program, which should start by the middle of 2014."

Revenue in the third quarter of 2013 was $60.9 million as compared to $18.4 million in the third quarter of 2012. Year-to-date revenue for 2013 was $117.8 million as compared to $60.0 million in the first nine months of 2012. Revenues included non-cash royalty revenue, related to our 2012 royalty monetization, of $4.5 million and $12.7 million in the third quarter and year-to-date for 2013, respectively, and $3.4 million in the third quarter and $6.9 million in the first nine months of 2012. This non-cash royalty revenue is offset by non-cash interest expense. The increases in revenue in the third quarter and first nine months of 2013 as compared to the same periods in 2012 are primarily due to a $25.0 million milestone achieved upon the acceptance of the naloxegol MAA filing in Europe as well as increased product sales. In addition, revenue in the first nine months of 2013 increased as compared to the same period in 2012 due to a $10.0 million milestone achieved upon the initiation of Phase 3 studies for Amikacin Inhale in April 2013.

Total operating costs and expenses in the third quarter of 2013 were $67.4 million as compared to $51.3 million in the third quarter of 2012. Year-to-date total operating costs and expenses in 2013 were $202.0 million as compared to $157.9 million for the same period in 2012. Total operating costs and expenses increased primarily as a result of increased clinical development expenses.

Research and development expenses in the third quarter of 2013 were $43.9 million as compared to $34.0 million in the third quarter of 2012. Year-to-date R&D expense for 2013 was $141.8 million as compared to $102.3 million for the same period in 2012. R&D expense was higher in the third quarter and the first nine months of 2013 as compared to the same periods in 2012 reflecting the costs of the Phase 3 study of etirinotecan pegol (NKTR-102) in metastatic breast cancer, the Phase 2 study of NKTR-181, preparation for the Phase 3 study of NKTR-181, the Phase 1 study of NKTR-192, and the production of devices for the Phase 3 study of Amikacin Inhale.

General and administrative expense was $10.6 million in the third quarter of 2013 as compared to $10.1 million in the third quarter of 2012. G&A expense in the first nine months of 2013 was $30.7 million as compared to $30.8 million for the same period in 2012.

Non-cash interest expense incurred in connection with the 2012 royalty monetization was $5.6 million and $16.6 million in the third quarter and first nine months of 2013, respectively, as compared to $5.5 million and $12.6 million in the third quarter and first nine months of 2012, respectively.

Net loss in the third quarter of 2013 was $16.5 million or $0.14 per share as compared to a net loss of $43.5 million or $0.38 per share in the third quarter of 2012. Net loss in the first nine months of 2013 was $114.4 million or $0.99 per share as compared to a net loss of $118.9 million or $1.04 per share in the first nine months of 2012.

Conference Call to Discuss Third Quarter 2013 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, Thursday, November 7, 2013.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through Monday, December 9, 2013.

To access the conference call, follow these instructions:

Dial: (877) 881.2183 (U.S.); (970) 315.0453 (international)
Passcode: 91919000 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics (NASDAQ: NKTR) is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in pain, oncology and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for naloxegol (NKTR-118), an investigational drug candidate, which has completed Phase 3 development as a once- daily, oral tablet for the treatment of opioid-induced constipation. For naloxegol, the MAA in Europe and the NDS in Canada have been accepted for filing, and an NDA has been submitted for filing in the U.S. This agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of naloxegol and an opioid. NKTR-181, a novel mu-opioid analgesic molecule for chronic pain conditions, has completed Phase 2 development in osteoarthritis patients with chronic knee pain. NKTR-192, a novel mu-opioid analgesic molecule in development to treat acute pain is in Phase 1 clinical development. In oncology, etirinotecan pegol (NKTR-102) is being evaluated in a Phase 3 clinical study (the BEACON study) for the treatment of metastatic breast cancer and is also in a number of Phase 2 studies. In anti-infectives, Amikacin Inhale is in Phase 3 studies conducted by Bayer Healthcare to treat patients with Gram-negative pneumonia.

Nektar's technology has enabled eight approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including UCB's Cimzia® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia. Additional development-stage products that leverage Nektar's proprietary technology platform include Baxter's BAX 855, a long-acting PEGylated rFVIII program, which is in Phase 3 clinical development.

Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, the potential for health authority approvals of naloxegol, the projected timeframe in which the NKTR-181 Phase 3 clinical study would be commenced, the timing of regulatory filings with health authorities for BAX 855, and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (ii) the timing of the commencement or end of clinical trials, regulatory approval decisions, and the commercial launch of our drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iii) acceptance, review and approval decisions for new drug applications by health authorities is an uncertain and evolving process and health authorities retain significant discretion at all stages of the regulatory review and approval decision process; (iv) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; (v) patents may not issue from our patent applications our proprietary or partnered drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; (vi) the outcome of any existing or future intellectual property or other litigation related to our proprietary or partnered drug candidates; and (vii) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on November 7, 2013. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nektar Investor Inquiries:

Jennifer Ruddock/Nektar Therapeutics	(415) 482-5585

Susan Noonan/SA Noonan Communications, LLC	(212) 966-3650

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	September 30, 2013	December 31, 2012	(1)
Current assets:
Cash and cash equivalents	$ 65,411	$ 25,437
Short-term investments	118,139	251,757
Accounts receivable	4,557	5,805
Inventory	15,076	18,269
Other current assets	4,759	13,363
Total current assets	207,942	314,631

Restricted cash	25,000	25,000
Property and equipment, net	65,082	72,215
Goodwill	76,501	76,501
Other assets	8,510	9,443
Total assets	$ 383,035	$ 497,790

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$ 3,723	$ 2,863
Accrued compensation	13,910	8,773
Accrued expenses	10,771	8,008
Accrued clinical trial expenses	15,239	17,500
Deferred revenue, current portion	21,300	21,896
Interest payable	3,167	7,083
Other current liabilities	12,803	12,414
Total current liabilities	80,913	78,537

Senior secured notes	125,000	125,000
Capital lease obligations, less current portion	9,007	11,607
Liability related to sale of future royalties, less current portion	125,167	128,266
Deferred revenue, less current portion	82,233	96,551
Deferred gain	1,748	2,404
Other long-term liabilities	9,217	8,407
Total liabilities	433,285	450,772

Commitments and contingencies

Stockholders' equity (deficit) :
Preferred stock	-	-
Common stock	11	11
Capital in excess of par value	1,636,162	1,617,744
Accumulated other comprehensive loss	(1,689)	(357)
Accumulated deficit	(1,684,734)	(1,570,380)
Total stockholders' equity (deficit)	(50,250)	47,018
Total liabilities and stockholders' equity (deficit)	$ 383,035	$ 497,790

(1) The consolidated balance sheet at December 31, 2012 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue:
Product sales	$ 14,672	$ 8,355	$ 36,806	$ 24,994
Royalty revenue	354	498	1,030	3,966
Non-cash royalty revenue related to sale of future royalties	4,523	3,427	12,744	6,895
License, collaboration and other revenue	41,360	6,132	67,195	24,190
Total revenue	60,909	18,412	117,775	60,045

Operating costs and expenses:
Cost of goods sold	12,877	7,228	29,549	23,138
Research and development	43,914	34,016	141,762	102,302
General and administrative	10,643	10,068	30,700	30,750
Impairment of long-lived assets	-	-	-	1,675
Total operating costs and expenses	67,434	51,312	202,011	157,865

Loss from operations	(6,525)	(32,900)	(84,236)	(97,820)

Non-operating income (expense):
Interest income	116	603	639	1,865
Interest expense	(4,587)	(5,697)	(13,888)	(10,807)
Non-cash interest expense on liability related to sale of future royalties	(5,616)	(5,487)	(16,644)	(12,641)
Other income (expense), net	262	156	385	913
Total non-operating expense, net	(9,825)	(10,425)	(29,508)	(20,670)

Loss before provision for income taxes	(16,350)	(43,325)	(113,744)	(118,490)

Provision for income taxes	193	222	610	439
Net loss	$ (16,543)	$ (43,547)	$ (114,354)	$ (118,929)

Basic and diluted net loss per share	$ (0.14)	$ (0.38)	$ (0.99)	$ (1.04)

Weighted average shares outstanding used in computing basic and diluted net loss per share	115,812	114,915	115,557	114,699

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$ (114,354)	$ (118,929)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on liability related to sale of future royalties	16,644	12,641
Non-cash royalty revenue related to sale of future royalties	(12,744)	(6,895)
Stock-based compensation	13,165	12,015
Depreciation and amortization	10,882	10,810
Impairment of long-lived assets	-	1,675
Other non-cash transactions	332	641
Changes in operating assets and liabilities:
Accounts receivable	1,248	1,027
Inventory	3,193	(4,098)
Other assets	6,817	10,593
Accounts payable	697	(401)
Accrued compensation	5,137	(120)
Accrued expenses	2,741	(465)
Accrued clinical trial expenses	(2,261)	1,247
Deferred revenue	(14,914)	(3,430)
Interest payable	(3,916)	1,528
Other liabilities	(4,825)	(219)
Net cash used in operating activities	(92,158)	(82,380)

Cash flows from investing activities:
Maturities of investments	274,011	202,768
Purchases of investments	(140,569)	(126,609)
Restricted cash	-	(25,000)
Sale of investments	-	5,378
Purchases of property and equipment	(1,382)	(5,744)
Net cash provided by investing activities	132,060	50,793

Cash flows from financing activities:
Payment of capital lease obligations	(2,201)	(1,773)
(Repayment of) proceeds from sale of future royalties, net of $4.4 million transaction costs in 2012	(3,000)	119,588
Proceeds from issuance of senior secured notes, net of $4.4 million transaction costs	-	78,006
Repayment of convertible subordinated notes	-	(172,407)
Proceeds from shares issued under equity compensation plans	5,253	3,177
Net cash provided by financing activities	52	26,591

Effect of exchange rates on cash and cash equivalents	20	22
Net increase (decrease) in cash and cash equivalents	39,974	(4,974)
Cash and cash equivalents at beginning of period	25,437	15,312
Cash and cash equivalents at end of period	$ 65,411	$ 10,338

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 17,097	$ 9,010
Retirement of convertible subordinated notes in exchange for senior secured notes	$ -	$ 42,548